SECOND AMENDMENT TO NOVATED ETF DISTRIBUTION AGREEMENT

This second amendment (the “Amendment”) to the novated ETF distribution agreement effective as of September 30, 2021 (the “Agreement”), by and between Victory Portfolios II and Foreside Fund Services, LLC (together, the “Parties”), is effective as of August 30, 2022.

WHEREAS, the Parties desire to amend the Agreement to revise Exhibit A to the Agreement.

WHEREAS, pursuant to Section 8(b) of the Agreement, all amendments are required to be in writing and executed by the Parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.	Exhibit A to the Agreement is deleted in its entirety and replaced with the Exhibit A attached hereto.
3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

FORESIDE FUND SERVICES, LLC	VICTORY PORTFOLIOS II

By:  /s/ Teresa CowanBy: /s/ Christopher Dyer

Teresa Cowan, PresidentChristopher K. Dyer, President

Date:October 4, 2022Date: October 4, 2022

EXHIBIT A

to the

ETF DISTRIBUTION AGREEEMENT

between VICTORY PORTFOLIOS II

and

FORESIDE FUND SERVICES, LLC

Fund List

VictoryShares Developed Enhanced Volatility Wtd ETF

VictoryShares Dividend Accelerator ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF

VictoryShares International High Div Volatility Wtd ETF

VictoryShares International Volatility Wtd ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF

VictoryShares US 500 Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF

VictoryShares US EQ Income Enhanced Volatility Wtd ETF

VictoryShares US Large Cap High Div Volatility Wtd ETF

VictoryShares US Multi-Factor Minimum Volatility ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares US Small Cap Volatility Wtd ETF

VictoryShares US Value Momentum ETF*

VictoryShares US Small Mid Cap Value Momentum ETF*

VictoryShares International Value Momentum ETF*

VictoryShares Emerging Markets Value Momentum ETF*

VictoryShares USAA Core Short-Term Bond ETF

VictoryShares USAA Core Intermediate-Term Bond ETF

VictoryShares Nasdaq Next 50 ETF

VictoryShares ESG Corporate Bond ETF

VictoryShares ESG Core Plus Bond ETF

VictoryShares THB Mid Cap ESG ETF

VictoryShares WestEnd U.S. Sector ETF**

Current as of August 30, 2022

* Pending name change effective November 1, 2022

** Pending Launch